UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2010

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings St, Vancouver, BC V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01        Regulation FD Disclosure

On February 4, 2010, we received a reserve and economic evaluation of our Ant Hill Unit in Rio Blanco County, Colorado. The evaluation is dated January 1, 2010 and was prepared for our company by MHA Petroleum Consultants, Inc. of Colorado.

Item 9.01        Financial Statements and Exhibits

99.1	Reserve and Economic Evaluation, Ant Hill Unit, Rio Blanco County, Colorado dated January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe
Donald Sharpe
President and Director

Date: February 10, 2010